UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2026 (February 19, 2026)

Inhibitor Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13467	30-0793665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3014 West Palmira Ave., Suite 302

Tampa, FL 33629 (813) 864-2562

(Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement.

On February 19, 2026, Inhibitor Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with an institutional investor (the “Investor”), for certain financing (the “Financing”), pursuant to which the Company has agreed to sell to the Investor 12,000,000 shares of its common stock, par value $0.0001 per share (the “Common Stock”) and to issue to the Investor a Common Stock Purchase Warrant to purchase up to 7,000,000 shares of Common Stock (the “Warrant”), in consideration for the Investor’s investment of $3,000,000 therefor ($0.25 per share of Common Stock and accompanying Warrant). The shares of Common Stock sold in the Financing and the shares of Common Stock exercisable, pursuant to the Warrant will be subject to transfer restrictions under the Securities Act of 1933, as amended (the “Securities Act”), unless they are registered for resale pursuant to a registration statement, in the future, or sold pursuant to an exemption from registration under the Securities Act. The Company intends to use the proceeds received by the Company in connection with the Financing for working capital and general corporate purposes.

The SPA also includes customary representations, warranties and covenants.

As of February 24, 2026, the filing date of this Current Report on Form 8-K, the Financing contemplated under the terms and conditions of the SPA has not yet been closed and funded. The Company expects the Financing to close and fund within a reasonable period of time hereafter.

The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Common Stock Purchase Warrant.

In connection with the Financing, the Company will issue the Warrant to the Investor. The Warrant will be exercisable for a period of three (3) years after issuance at an exercise price of $0.35 per share of Common Stock. If the Warrant is exercised for all 7,000,000 shares of Common Stock exercisable thereunder, this would result in additional gross proceeds to the Company of $2,450,000. The Warrant will also provide for customary adjustments upon a reclassification or recapitalization of the shares of Common Stock as, for example, a forward or reverse stock split.

The foregoing description of the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Warrant, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Lock-Up Agreement.

In connection with the Financing, the Investor executed and entered into a Lock-Up Agreement (the “Lock-Up Agreement”), pursuant to which it agreed, subject to certain exceptions, not to sell or transfer the shares of Common Stock issued in the Financing or any shares of Common Stock issued upon exercise of the Warrant, until the earlier of (i) nine (9) months after the execution date of the SPA or (ii) the date on which there is a Change in Control (as such term is defined in the Lock-Up Agreement) of the Company.

The foregoing description of the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Lock-Up Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibit is filed with this report.

Exhibit No.	Description of Exhibit

4.1	Form of Common Stock Purchase Warrant
10.1	Securities Purchase Agreement, dated February 19, 2026
10.2	Lock-Up Agreement, dated February 19, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2026	INHIBITOR THERAPEUTICS, INC.

	By:	/s/ Francis E. O’Donnell
	Name:	Francis E. O’Donnell
	Title:	Executive Chairman and CEO